UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24647 (Commission File Number)	77-0328533 (IRS Employer Identification No.)
2450 Walsh Avenue
Santa Clara, California 95051
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On November 7, 2006, the Audit Committee of the Board of Directors of Terayon Communication Systems, Inc. (“Terayon”) concluded that the previously issued financial statements contained in Terayon’s Annual Report on Form 10-K for the years ended December 31, 2003, 2002 and 2000, and for the quarters of 2003, 2002 and 2000 should no longer be relied upon. The restatement of financial statements for 2003 will correct errors primarily relating to the recognition of revenue, cost of goods sold and estimates of reserves. The restatement of financial statements for 2000 and 2002 will correct errors primarily relating to the need to separately value and account for an embedded derivative option associated with Terayon’s 5% convertible subordinated notes issued in July 2000, and other accrual estimates. In March 2006, Terayon announced that it will restate its consolidated financial statements for the year ended December 31, 2004, and for the four quarters of 2004 and the first two quarters of 2005. The restatements are not expected to affect reported cash balances for any restated period.
The Audit Committee discussed management’s conclusions with Stonefield Josephson, Inc., Terayon’s current independent auditor. Stonefield Josephson, Inc. has been engaged to audit Terayon’s consolidated financial statements for the year ended December 31, 2003.
The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated November 8, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Terayon Communication Systems, Inc. on November 8, 2006 entitled “Terayon Announces Expected Restatement of Financial Statements”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 8, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
	Name:	Mark Richman
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED NOVEMBER 7, 2006

Exhibit	Description
99.1	Press release issued by Terayon Communication Systems, Inc. on November 8, 2006 entitled “Terayon Announces Expected Restatement of Financial Statements”